SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 26, 2010, CPNO Services, L.P. (“CPNO Services”), a wholly owned subsidiary of Copano Energy, L.L.C., entered into an amendment to its Administrative and Operating Services Agreement dated January 1, 2010 (the “Agreement”) with Copano/Operations, Inc. (“Copano/Operations”), under which CPNO Services and its affiliates provide Copano/Operations with access to shared personnel, facilities and equipment in exchange for a monthly charge and  rights to use certain assets owned by Copano/Operations.  The Agreement originally provided for an initial term ending December 31, 2010 and automatic annual renewals thereafter unless either party provided a termination notice at least 60 days before renewal.  As amended, the Agreement eliminates the annual renewal terms and provides instead that either party may terminate the Agreement upon 60 days’ written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 1, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary